EXHIBIT 10


                               FOURTH AMENDMENT TO
                           ACQUISITION LOAN AGREEMENT

         This FOURTH AMENDMENT TO ACQUISITION LOAN AGREEMENT (this "Amendment"), dated as of May 19, 2005, is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, in its capacity as agent (in such capacity, "Agent") for the Lenders under the Loan Agreement referenced below, the Lenders party thereto, and INFOCROSSING, INC., a Delaware corporation ("Borrower").

                                R E C I T A L S:

         A. The Borrower, Agent and the Lenders have entered into that certain Acquisition Loan Agreement dated as of July 29, 2004 (as the same has been amended by that certain Amended and Restated Consent, Waiver and First Amendment to Acquisition Loan Agreement dated as of October 6, 2004 (the "First Amendment"), that certain Second Amendment to Acquisition Loan Agreement and Other Loan Documents dated as of November 8, 2004 (the "Second Amendment"), that certain Third Amendment to Acquisition Loan Agreement dated as of December 29, 2004 (the "Third Amendment") and may further be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

         B. Borrower wishes to repurchase shares of its Capital Stock for an aggregate purchase price not to exceed $10,000,000 (the "Repurchase Plan") and has requested Lenders' consent to such Repurchase Plan.

         C. Borrower, Agent and the Lenders desire to amend and modify the Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein, including in the above recitals, but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

SECTION 2. Amendment to Loan Agreement. The Loan Agreement hereby is amended as follows: Section 6.7 of the Loan Agreement hereby is amended by deleting the word "and" at the end of subsection (iv) where it appears therein, deleting the period at the end of subsection (v) where it appears therein and substituting "; and" therefor, and inserting the following new subsection (vi) after the such
Section 6.7:

                  "(vi) the Borrower may repurchase shares of its Capital Stock, provided that (x) the aggregate purchase price for all shares of Borrower's Capital Stock so repurchased shall not exceed ten million dollars ($10,000,000) and (y) no Default or Event of Default shall have occurred and be continuing or otherwise would exist or arise after giving effect to any such repurchase."

SECTION 3. Amendment to First Amendment. Section 4(c) of the First Amendment, as amended, is hereby amended by deleting clause (z) therein in its entirety and substituting the following therefor:

         "(z) from each other bank and financial institution with which any Loan Party maintains a deposit account not subject to a Deposit Account Control Agreement to the extent required pursuant to Section 6.17 of the Loan Agreement, if any, in form and substance reasonably satisfactory to Agent"

SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Agent:

               (a) Borrower shall deliver to Agent bank statements for the months of March, 2005 and April, 2005 for all deposit accounts that are not required to be subject to a Deposit Account Control Agreement;

               (b) Borrower shall deliver to Agent evidence that all investment accounts maintained at Banc of America Securities (formerly Fleet Securities) have been closed;

               (c) no Default or Event of Default shall be in existence;

               (d) the Borrower shall have delivered to the Agent an executed original copy of this Amendment and each other agreement, document or instrument reasonably requested by the Agent in connection with this Amendment, each in form and substance reasonably satisfactory to Agent and Lenders;

               (e) the Borrower shall have paid all fees, costs and expenses owed to and/or incurred by the Agent and Lenders arising in connection with the Loan Documents and/or this Amendment;

               (f) the Borrower shall have executed and delivered that certain letter agreement dated as of the date hereof between Borrower, Agent and the Lenders; and

               (g) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent.

SECTION 5. Loan Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Loan Agreement and other Loan Documents shall remain in full force and effect and hereby are ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Loan Agreement or any other Loan Document, or any right, power or remedy of Agent or Lenders, or constitute a waiver of any provision of the Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, Agent and Lenders reserve all rights, remedies, powers, or privileges available under the Loan Agreement, the other Loan Documents, at law or otherwise. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the "Loan Agreement" or "Credit Agreement" shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment.

SECTION 6. Representations. Borrower hereby represents and warrants to Agent and Lenders as follows:

                  (a) it is duly incorporated, validly existing and in good standing under the laws of Delaware;

                  (b) the execution, delivery and performance by it of this Amendment and all other Loan Documents executed and/or delivered in connection herewith and the consummation of the Repurchase Plan are all within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, by-laws, or other organizational documents, (ii) any applicable law, or (ii) any Convertible Notes Indenture Document;

                  (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Documents executed and/or delivered in connection herewith by or against it;

                  (d) this Amendment and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it;

                  (e) this Amendment and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity;

                  (f) after giving effect to this Amendment, it is not in default under the Loan Documents and no Default or Event of Default exists, has occurred and is continuing; and

                  (g) after giving effect to the Repurchase Plan, it is not in default under the Convertible Notes Indenture Documents and no default or event of default has occurred and is continuing under any Convertible Notes Indenture Document.

SECTION 7. Miscellaneous.

                  (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

                  (b) This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Loan Agreement. This Amendment shall be considered part of the Loan Agreement and the First Amendment, as applicable, and shall be a Loan Document for all purposes under the Loan Agreement and the other Loan Documents.

                  (c) This Amendment, the Loan Agreement and the other Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

                  (d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.

                  (e) Borrower may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Amendment shall be construed as a delegation to Agent or Lenders of Borrower's or any Guarantor's duty of performance, including, without limitation, any duties under any account or contract in which Agent has or Lenders have a security interest or Lien. This Amendment shall be binding upon the Borrower and its successors and assigns.

                  (f) Borrower shall pay all costs and expenses incurred by Agent and Lenders or any of their affiliates, including, without limitation, reasonable attorneys' fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this Amendment and the documents, agreements and instruments contemplated hereby and all related agreements, documents and instruments, and all of the same shall be part of the Obligations. If Agent, any Lender or any of their affiliates uses in-house counsel for any of the purposes set forth above the Borrower expressly agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Person in its sole discretion for the work performed.

                  (g) Each of Borrower and each Guarantor hereby (i) agrees that this Amendment shall not limit or diminish its obligations under the Loan Documents, (ii) reaffirms its obligations under each of the Loan Documents to which it is a party, and (iii) agrees that each of such Loan Documents, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

                  (h) All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

                  (i) EACH OF BORROWER AND EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AMENDMENT.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

Fourth Amendment to
Acquisition Loan Agreement



         IN WITNESS WHEREOF, each of the parties has duly executed this Amendment as of the day and year first written above.


                              INFOCROSSING, INC.,
                              a Delaware corporation, as Borrower


                              By:      /s/ NICHOLAS J. LETIZIA
                              Name:    Nicholas J. Letizia
                              Title:   Senior Vice President



                              CAPITALSOURCE FINANCE LLC,
                              as Agent and a Lender

                              By:      /s/ STEVEN A. MUSELES
                              Name:    Steven A. Museles
                              Title:   Senior Vice President

ACKNOWLEDGED AND AGREED
TO AS OF THE DATE FIRST ABOVE
WRITTEN:

INFOCROSSING HEALTHCARE SERVICES, INC.;
INFOCROSSING SOUTHEAST, INC.;
ETG, INC.;
INFOCROSSING WEST, INC.;
INFOCROSSING SERVICES WEST, INC.;
INFOCROSSING SERVICES, INC.; and
INFOCROSSING SERVICES SOUTHEAST, INC.

By:      /s/ NICHOLAS J. LETIZIA
Name:    Nicholas J. Letizia
Title:   Vice President
         for each of the foregoing entities